SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2002

GE Global Insurance Holding Corporation
(Exact name of registrant as specified in its charter)
Delaware	0-27394	95-3435367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Metcalf, Overland Park, Kansas	66202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (913) 676-5200

Item 5. Other Events

On November 21, 2002, General Electric Company ("GE") issued a press release setting forth management's outlook regarding earnings for 2002 and 2003. The press release also addressed increased reserves at GE Global Insurance Holding Corporation, commonly referred to as Employers Reinsurance Corporation ("ERC"), capital contributions by GE to GE Capital Services ("GECS") and to ERC, the assigning of differentiated leverage to the four new businesses formed as a result of the previously announced reorganization of GECS, an increase in GE's quarterly dividend, and plans related to GE's share repurchase program. A copy of GE's press release is attached hereto as Exhibit 99(a) and hereby incorporated by reference.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
GE GLOBAL INSURANCE HOLDING CORPORATION By: /s/ William J. Steilen William J. Steilen Vice President and Controller (Principal Accounting Officer) Date: November 21, 2002

Exhibits Index

99(a) Press release, dated November 21, 2002, issued by General Electric Company